MACOM Reports Fiscal Third Quarter 2023 Financial Results

LOWELL, MA, August 3, 2023 – MACOM Technology Solutions Holdings, Inc. (“MACOM”) (Nasdaq: MTSI), a leading supplier of semiconductor products, today announced its financial results for its fiscal third quarter ended June 30, 2023.
Third Quarter Fiscal Year 2023 GAAP Results
•Revenue was $148.5 million, a decrease of 13.8%, compared to $172.3 million in the previous year fiscal third quarter and a decrease of 12.3% compared to $169.4 million in the prior fiscal quarter;
•Gross margin was 58.0%, compared to 60.7% in the previous year fiscal third quarter and 60.6% in the prior fiscal quarter;
•Income from operations was $17.3 million, or 11.7% of revenue, compared to income from operations of $36.0 million, or 20.9% of revenue, in the previous year fiscal third quarter and income from operations of $35.9 million, or 21.2% of revenue, in the prior fiscal quarter; and
•Net income was $11.9 million, or $0.17 per diluted share, compared to net income of $32.2 million, or $0.45 per diluted share, in the previous year fiscal third quarter and net income of $25.8 million, or $0.36 per diluted share, in the prior fiscal quarter.

Third Quarter Fiscal Year 2023 Adjusted Non-GAAP Results
•Adjusted gross margin was 60.1%, compared to 62.2% in the previous year fiscal third quarter and 62.1% in the prior fiscal quarter;
•Adjusted income from operations was $37.0 million, or 24.9% of revenue, compared to adjusted income from operations of $54.1 million, or 31.4% of revenue, in the previous year fiscal third quarter and adjusted income from operations of $56.6 million, or 33.4% of revenue, in the prior fiscal quarter; and
•Adjusted net income was $38.5 million, or $0.54 per diluted share, compared to adjusted net income of $52.1 million, or $0.73 per diluted share, in the previous year fiscal third quarter and adjusted net income of $56.7 million, or $0.79 per diluted share, in the prior fiscal quarter.
Management Commentary
“Our team performed well during our fiscal Q3, which finished in line with our expectations,” said Stephen G. Daly, President and Chief Executive Officer. “Although the markets are currently weak, we believe our long-term growth drivers remain intact.”
Business Outlook
For the fiscal fourth quarter ending September 29, 2023, MACOM expects revenue to be in the range of $148 million to $152 million. Adjusted gross margin is expected to be between 59.0% and 61.0%, and adjusted earnings per diluted share is expected to be between $0.53 and $0.57 utilizing an anticipated non-GAAP income tax rate of 3% and 71.5 million fully diluted shares outstanding.
Conference Call
MACOM will host a conference call on Thursday, August 3, 2023 at 8:30 a.m. Eastern Time to discuss its fiscal third quarter 2023 financial results and business outlook. Investors and analysts may visit MACOM's Investor Relations website at https://ir.macom.com/events-webcasts to register for a user-specific access code for the live call or to access the live webcast. A replay of the call will be available within 24 hours and remain accessible by all interested parties for approximately 90 days.

About MACOM
MACOM designs and manufactures high-performance semiconductor products for the Telecommunications, Industrial and Defense and Data Center industries. MACOM services over 6,000 customers annually with a broad product portfolio that incorporates RF, Microwave, Analog and Mixed Signal and Optical semiconductor technologies. MACOM has achieved certification to the IATF16949 automotive standard, the AS9100D aerospace standard, the ISO9001 international quality standard and the ISO14001 environmental management standard. MACOM operates facilities across the United States, Europe, Asia and is headquartered in Lowell, Massachusetts.
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on MACOM management’s beliefs and assumptions and on information currently available to our management. These forward-looking statements include, among others, statements about MACOM’s strategic plans, priorities and long-term growth drivers, our ability to execute our long-term strategy, improve our position and drive market share gains, our ability to better address certain markets, expand our capabilities and extend our product offerings through the acquisition of Linearizer Communications Group (“Linearizer Acquisition”), statements about the potential market and product expansion opportunities resulting from MACOM’s establishment of its European Semiconductor Center (“ESC”), the team’s capabilities and technology and expansion thereof and any potential financial benefits derived by and financial impact to MACOM from the Linearizer Acquisition or the OMMIC SAS asset acquisition and ESC establishment, strength and competitiveness of new product introductions and technology portfolio expansion, anticipated demand for our products, MACOM’s profitability, revenue targets, prospects and growth opportunities in our three primary markets, the potential impact to our business of an economic downturn or recession, anticipated financial and business improvements, the estimated financial results for our 2023 fiscal fourth quarter and the stated business outlook and future results of operations for the remainder of fiscal year 2023.
These forward-looking statements reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those indicated by the forward-looking statements, including any failure to accurately anticipate demand for our products and effectively manage our inventory; risks related to any weakening of economic conditions; our dependence on a limited number of customers; our ability to develop new products and achieve market acceptance of those products; component shortages or other disruptions in our supply chain, including as a result of the COVID-19 pandemic, geopolitical unrest or otherwise; inflationary pressures; our ability to compete effectively; and those other factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the SEC. These forward-looking statements speak only as of the date of this press release, and MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Discussion Regarding the Use of Historical and Forward-Looking Non-GAAP Financial Measures
In addition to United States Generally Accepted Accounting Principles (“GAAP”) reporting, MACOM provides investors with financial measures that have not been calculated in accordance with GAAP, such as: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP income from operations and operating margin, non-GAAP EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP income tax rate and non-GAAP interest (income) expense. In this release or elsewhere, we may alternatively refer to such non-GAAP measures as “adjusted” measures. This non-GAAP information excludes the effect, where applicable, of intangible amortization expense, share-based compensation expense, non-cash interest, acquisition and integration related costs, equity method investment gains and losses and the tax effect of each non-GAAP adjustment.
Management believes these excluded items are not reflective of our underlying performance and uses these non-GAAP financial measures to: evaluate our ongoing operating performance and compare it against prior periods, make operating decisions, forecast future periods, evaluate potential acquisitions, compare our operating performance against peer companies and assess certain compensation programs. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate the results of our ongoing operations and enable more meaningful period-to-period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. We have not provided a reconciliation with respect to any forward-looking non-GAAP financial data presented because we do not have and cannot reliably estimate certain key inputs required to calculate the most comparable GAAP financial data, such as future acquisition costs, the possibility and impact of any litigation costs, changes in our GAAP effective tax rate and impairment charges. We believe these unknown inputs are likely to have a significant impact on any estimate of the comparable GAAP financial data.
Investors are cautioned against placing undue reliance on non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures may have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.
Additional information and management’s assessment regarding why certain items are excluded from our non-GAAP measures are summarized below:
Amortization Expense – is related to acquired intangible assets which are based upon valuation methodologies, and are generally amortized over the expected life of the intangible asset at the time of acquisition, which may result in amortization amounts that vary over time. This non-cash expense is not considered by management in making operating decisions.
Share-Based Compensation Expense – includes share-based compensation expense for awards that are equity and liability classified on our balance sheet and the related employer tax expense at vesting. Share-based compensation expense is partially outside of our control due to factors such as stock price volatility and interest rates, which may be unrelated to our operating performance during the period in which the expense is incurred. It is an expense based upon valuation methodologies and assumptions that vary over time, and the amount of the expense can vary significantly between companies. Share-based compensation expense amounts are not considered by management in making operating decisions.
Non-cash Interest, Net – includes amounts associated with the amortization of certain fees associated with the establishment or amendment of our term loans and convertible notes that are being amortized over the life of the agreements. We believe these amounts are non-cash in nature, are not correlated to future business operations and do not reflect our ongoing operations.
Acquisition and Integration Related Costs - includes items such as professional fees and other costs incurred in connection with acquisitions and integration specific activities which are not expected to have a continuing contribution to operations and the amortization of the fair market step-up value of acquired inventory and fixed assets. We believe the exclusion of these items is useful in providing management a basis to evaluate ongoing operating activities and strategic decision making.
Equity Method Investment Gain, net – primarily includes non-cash gains and losses associated with a non-marketable equity investment we had in Ampere Computing Holdings LLC and the $118.2 million cash gain on the sale of this investment in December 2021. We believe these items are not correlated to future business operations and including such amounts does not reflect our ongoing operations.
Tax Effect of Non-GAAP Adjustments – Includes adjustments to arrive at an estimate of our non-GAAP income tax rate associated with our non-GAAP income over a period of time. We determine our non-GAAP income tax rate using applicable rates in taxing jurisdictions and assessing certain factors including our historical and forecast earnings by jurisdiction, discrete items, cash taxes paid in relation to our non-GAAP net income before income taxes and our ability to realize tax assets. We generally assess this non-GAAP income tax rate quarterly and have utilized 3% for our first, second and third quarters of fiscal year 2023 and for our second, third and fourth quarters of fiscal year 2022 and 5% for our first quarter of fiscal year 2022. Our historical effective income tax rate under GAAP has varied significantly from our non-GAAP income tax rate due primarily to gains or losses associated with our equity method investment in a private business, income taxed in foreign jurisdictions at generally lower tax rates, research and development tax credits and acquisition expenses. We believe it is beneficial for management to review our non-GAAP income tax rate on a consistent basis over periods of time. Items such as those noted above may have a significant impact on our GAAP income tax expense and associated effective tax rate over time.
Adjusted EBITDA – is a calculation that adds depreciation expense to our adjusted income from operations. Management reviews and utilizes this measure for operational analysis purposes. We believe competitors and others in the financial industry also utilize this measure for analysis purposes.

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Company Contact:
MACOM Technology Solutions Holdings, Inc.
Stephen Ferranti
Vice President, Strategic Initiatives and Investor Relations
P: 978-656-2977
E: stephen.ferranti@macom.com

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	June 30, 2023	March 31, 2023	July 1, 2022	June 30, 2023	July 1, 2022

Revenue	$148,522	$169,406	$172,259	$498,032	$497,027
Cost of revenue	62,396	66,716	67,717	198,861	199,353
Gross profit	86,126	102,690	104,542	299,171	297,674
Operating expenses:
Research and development	36,668	35,537	37,625	111,037	108,550
Selling, general and administrative	32,152	31,249	30,914	96,341	93,481
Total operating expenses	68,820	66,786	68,539	207,378	202,031
Income from operations	17,306	35,904	36,003	91,793	95,643
Other income (expense):
Interest income (expense), net	2,344	1,634	(845)	4,580	(3,928)
Other income (expense), net	(29)	(123)	13	(207)	114,866
Total other income (expense)	2,315	1,511	(832)	4,373	110,938
Income before income taxes	19,621	37,415	35,171	96,166	206,581
Income tax expense	7,768	11,660	2,937	29,039	5,962
Net income	$11,853	$25,755	$32,234	$67,127	$200,619

Net income per share:
Income per share - Basic	$0.17	$0.36	$0.46	$0.95	$2.88
Income per share - Diluted	$0.17	$0.36	$0.45	$0.94	$2.82
Weighted average common shares:
Shares - Basic	70,937	70,799	69,946	70,739	69,712
Shares - Diluted	71,408	71,402	71,060	71,395	71,130

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	June 30, 2023	September 30, 2022

ASSETS
Current assets:
Cash and cash equivalents	$121,520	$119,952
Short-term investments	466,072	466,580
Accounts receivable, net	105,893	101,551
Inventories	139,008	114,960
Prepaid and other current assets	19,558	10,040
Total current assets	852,051	813,083
Property and equipment, net	155,376	123,701
Goodwill and intangible assets, net	390,022	362,671
Deferred income taxes	210,675	237,415
Other long-term assets	34,587	34,947
Total assets	$1,642,711	$1,571,817
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of finance lease obligations	$4,935	$1,006
Current portion of long-term debt	120,307	—
Accounts payable	27,409	30,733
Accrued liabilities	57,986	65,475
Total current liabilities	210,637	97,214
Finance lease obligations, less current portion	32,081	27,032
Financing obligation	9,371	9,544
Long-term debt obligations	446,848	565,920
Other long-term liabilities	29,066	29,359
Total liabilities	728,003	729,069
Stockholders’ equity	914,708	842,748
Total liabilities and stockholders’ equity	$1,642,711	$1,571,817

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Nine Months Ended
	June 30, 2023	July 1, 2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$67,127	$200,619
Depreciation and intangible asset amortization	38,415	43,052
Share-based compensation	28,769	30,260
Gain on equity method investment, net	—	(114,908)
Deferred income taxes	27,431	2,110
Other adjustments, net	(5,282)	1,196
Accounts receivable	(2,387)	(22,024)
Inventories	(12,208)	(27,529)
Accrued and other liabilities	(16,607)	(12,657)
Change in other operating assets and liabilities	(8,695)	16,870
Net cash provided by operating activities	116,563	116,989
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net	(87,692)	—
Proceeds from sale of equity method investment	—	127,750
Sales, purchases and maturities of investments	11,216	(220,764)
Purchases of property and equipment	(18,890)	(18,818)
Proceeds from sale of assets	8,005	23
Net cash used in investing activities	(87,361)	(111,809)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on finance leases and other	(890)	(726)
Proceeds from stock option exercises and employee stock purchases	5,574	8,052
Repurchase of common stock - tax withholdings on equity awards	(32,479)	(35,935)
Net cash used in financing activities	(27,795)	(28,609)
Foreign currency effect on cash	161	(938)
NET CHANGE IN CASH AND CASH EQUIVALENTS	1,568	(24,367)
CASH AND CASH EQUIVALENTS — Beginning of period	119,952	156,537
CASH AND CASH EQUIVALENTS — End of period	$121,520	$132,170

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(unaudited and in thousands, except per share data)

	Three Months Ended						Nine Months Ended
	June 30, 2023		March 31, 2023		July 1, 2022		June 30, 2023		July 1, 2022
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Gross profit - GAAP	$86,126	58.0	$102,690	60.6	$104,542	60.7	$299,171	60.1	$297,674	59.9
Amortization expense	1,131	0.8	987	0.6	1,778	1.0	3,028	0.6	6,061	1.2
Share-based compensation expense	1,180	0.8	1,261	0.7	887	0.5	3,915	0.8	3,431	0.7
Acquisition and integration related costs	760	0.5	221	0.1	—	—	981	0.2	—	—
Adjusted gross profit (Non-GAAP)	$89,197	60.1	$105,159	62.1	$107,207	62.2	$307,095	61.7	$307,166	61.8

	Three Months Ended						Nine Months Ended
	June 30, 2023		March 31, 2023		July 1, 2022		June 30, 2023		July 1, 2022
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Operating expenses - GAAP	$68,820	46.3	$66,786	39.4	$68,539	39.8	$207,378	41.6	$202,031	40.6
Amortization expense	(5,976)	(4.0)	(5,765)	(3.4)	(6,276)	(3.6)	(17,643)	(3.5)	(19,334)	(3.9)
Share-based compensation expense	(7,538)	(5.1)	(9,594)	(5.7)	(9,167)	(5.3)	(29,105)	(5.8)	(29,584)	(6.0)
Acquisition and integration related costs	(3,095)	(2.1)	(2,822)	(1.7)	—	—	(5,917)	(1.2)	—	—
Adjusted operating expenses (Non-GAAP)	$52,211	35.2	$48,605	28.7	$53,096	30.8	$154,713	31.1	$153,113	30.8

	Three Months Ended						Nine Months Ended
	June 30, 2023		March 31, 2023		July 1, 2022		June 30, 2023		July 1, 2022
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Income from operations - GAAP	$17,306	11.7	$35,904	21.2	$36,003	20.9	$91,793	18.4	$95,643	19.2
Amortization expense	7,107	4.8	6,752	4.0	8,054	4.7	20,671	4.2	25,395	5.1
Share-based compensation expense	8,718	5.9	10,855	6.4	10,054	5.8	33,020	6.6	33,015	6.6
Acquisition and integration related costs	3,855	2.6	3,043	1.8	—	—	6,898	1.4	—	—
Adjusted income from operations (Non-GAAP)	$36,986	24.9	$56,554	33.4	$54,111	31.4	$152,382	30.6	$154,053	31.0

Depreciation expense	5,827	3.9	5,759	3.4	5,918	3.4	17,628	3.5	17,657	3.6
Adjusted EBITDA (Non-GAAP)	$42,813	28.8	$62,313	36.8	$60,029	34.8	$170,010	34.1	$171,710	34.5

	Three Months Ended						Nine Months Ended
	June 30, 2023		March 31, 2023		July 1, 2022		June 30, 2023		July 1, 2022
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Net income - GAAP	$11,853	8.0	$25,755	15.2	$32,234	18.7	$67,127	13.5	$200,619	40.4
Amortization expense	7,107	4.8	6,752	4.0	8,054	4.7	20,671	4.2	25,395	5.1
Share-based compensation expense	8,718	5.9	10,855	6.4	10,054	5.8	33,020	6.6	33,015	6.6
Non-cash interest, net	412	0.3	411	0.2	412	0.2	1,235	0.2	1,281	0.3
Acquisition and integration related costs	3,855	2.6	3,043	1.8	—	—	6,898	1.4	—	—
Equity method investment gain, net	—	—	—	—	—	—	—	—	(114,908)	(23.1)
Tax effect of non-GAAP adjustments	6,576	4.4	9,906	5.8	1,326	0.8	24,299	4.9	464	0.1
Adjusted net income (Non-GAAP)	$38,521	25.9	$56,722	33.5	$52,080	30.2	$153,250	30.8	$145,866	29.3

	Three Months Ended						Nine Months Ended
	June 30, 2023		March 31, 2023		July 1, 2022		June 30, 2023		July 1, 2022
	Net income	Income per diluted share	Net income	Income per diluted share	Net income	Income per diluted share	Net income	Income per diluted share	Net income	Income per diluted share
Net income - GAAP diluted	$11,853	$0.17	$25,755	$0.36	$32,234	$0.45	$67,127	$0.94	$200,619	$2.82

Adjusted net income (Non-GAAP)	$38,521	$0.54	$56,722	$0.79	$52,080	$0.73	$153,250	$2.15	$145,866	$2.05

	Three Months Ended						Nine Months Ended
	June 30, 2023		March 31, 2023		July 1, 2022		June 30, 2023		July 1, 2022
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Interest (income) expense, net - GAAP	$(2,344)	(1.6)	$(1,634)	(1.0)	$845	0.5	$(4,580)	(0.9)	$3,928	0.8
Non-cash interest expense	(412)	(0.3)	(411)	(0.2)	(412)	(0.2)	(1,235)	(0.2)	(1,281)	(0.3)
Adjusted interest (income) expense (Non-GAAP)	$(2,756)	(1.9)	$(2,045)	(1.2)	$433	0.3	$(5,815)	(1.2)	$2,647	0.5